EXHIBIT 99.1

ADTRAN, Inc. Reports Second Quarter 2008 Results and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the second quarter of 2008. Sales increased to $131,183,000 compared to $123,674,000 for the second quarter of 2007. Operating income increased 20% for the quarter to $33,470,000 compared to $27,858,000 for the second quarter of 2007. Net income was $22,414,000 for the quarter compared to $19,843,000 for the second quarter of 2007. Earnings per share, assuming dilution, were $0.34 for the quarter compared to $0.28 for the second quarter of 2007.

ADTRAN Chief Executive Officer Tom Stanton stated, “For the quarter, our growth businesses - Broadband Access, Optical Access and Internetworking - again achieved record revenues, growing 39% year-over-year. Broadband Access achieved its third consecutive record level with 55% year-over-year revenue growth. Optical Access saw 36% year-over-year revenue growth for the quarter and Internetworking achieved its seventh record revenue level within the last eight quarters. Despite a slow enterprise environment and constrained spending by some carrier customers, the Company continued to perform well in executing on existing business and securing new opportunities for future growth.”

The Company also reported that the provision for income taxes in the second quarter of 2008 continued to be unusually high due to delays in federal legislation required to extend research tax credits for the 2008 year.

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2008. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on July 31, 2008. The ex-dividend date is July 29, 2008 and the payment date is August 14, 2008.

The Company also confirmed that its second quarter conference call will be held Tuesday, July 15, 2008 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions for use in the last mile of today's telecommunications networks. Widely deployed by carriers and enterprises alike, ADTRAN solutions enable voice, data, video, and Internet communications across copper, fiber, and wireless network infrastructures. ADTRAN solutions are currently in use by every major U.S. service provider and many global ones, as well as by thousands of public, private and governmental organizations worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2007. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Balance Sheet
Unaudited
(In thousands)

	June 30,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$57,854	$13,941
Short-term investments	120,915	148,416
Accounts receivable, net	62,688	70,667
Other receivables	2,854	3,085
Inventory, net	49,825	48,546
Prepaid expenses	1,704	2,023
Deferred tax assets, net	8,126	7,659
Total current assets	303,966	294,337

Property, plant and equipment, net	75,776	75,969
Deferred tax assets, net	3,196	1,113
Other assets	110	505
Long-term investments	123,120	107,296
Total assets	$506,168	$479,220

Liabilities and Stockholders’ Equity
Accounts payable	$24,545	$22,200
Unearned revenue	6,265	5,361
Accrued expenses	4,186	3,801
Accrued wages and benefits	10,623	10,497
Income tax payable, net	5,739	1,217
Total current liabilities	51,358	43,076

Other non-current liabilities	10,028	9,213
Bonds payable	48,500	48,500
Total liabilities	109,886	100,789

Stockholders’ equity	396,282	378,431
Total liabilities and stockholders’ equity	$506,168	$479,220

Consolidated Statements of Income
(In thousands, except per share data)
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Sales	$131,183	$123,674	$251,068	$233,986
Cost of sales	51,789	50,115	101,434	94,637

Gross profit	79,394	73,559	149,634	139,349

Selling, general and administrative expenses	25,709	26,155	51,256	52,631
Research and development expenses	20,215	19,546	39,768	37,904

Operating income	33,470	27,858	58,610	48,814

Interest and dividend income	2,219	3,006	4,502	5,914
Interest expense	(660)	(626)	(1,279)	(1,245)
Net realized investment gain (loss)	(15)	185	(104)	268
Other income, net	339	199	466	497
Life insurance proceeds	-	-	-	1,000

Income before provision for income taxes	35,353	30,622	62,195	55,248

Provision for income taxes	(12,939)	(10,779)	(22,734)	(18,477)

Net income	$22,414	$19,843	$39,461	$36,771

Weighted average shares outstanding
Basic	64,239	68,797	64,419	69,073
Diluted (1)	65,340	70,267	65,400	70,583

Earnings per common share
Basic	$0.35	$0.29	$0.61	$0.53
Diluted (1)	$0.34	$0.28	$0.60	$0.52

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Supplemental Information
Stock Based Compensation Expense
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Stock-based compensation expense included in cost of sales	$79	$94	$158	$187

Selling, general and administrative expense	889	1,120	1,843	2,199
Research and development expense	992	1,082	1,998	2,149
Stock-based compensation expense included in operating expenses	1,881	2,202	3,841	4,348

Total stock-based compensation expense	1,960	2,296	3,999	4,535
Tax benefit for expense associated with non-qualified options	(196)	(230)	(404)	(416)
Total stock-based compensation expense, net of tax	$1,764	$2,066	$3,595	$4,119

Consolidated Statements of Cash Flow
For the Six Months Ended June 30,
Unaudited
(In thousands)

	2008	2007
Cash flows from operating activities:
Net income	$39,461	$36,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,823	5,336
Amortization of net premium on available-for-sale investments	873	1,153
Net realized loss (gain) on long-term investments	104	(268)
Loss (gain) on disposal of property, plant and equipment	(15)	70
Stock-based compensation expense	3,999	4,535
Deferred income taxes	(1,411)	(2,159)
Tax benefits from stock option exercises	456	3,787
Excess tax benefits from stock-based compensation arrangements	(247)	(2,842)
Change in operating assets and liabilities:
Accounts receivable, net	7,979	(9,653)
Other receivables	231	3,130
Income tax receivable, net	-	1,446
Inventory, net	(1,279)	10,327
Prepaid expenses	714	929
Accounts payable	2,345	(3,095)
Accrued expenses and other liabilities	2,230	2,082
Income tax payable, net	4,522	439
Net cash provided by operating activities	64,785	51,988
Cash flows from investing activities:
Purchases of property, plant and equipment	(4,615)	(3,816)
Proceeds from sales and maturities of available-for-sale investments	120,232	98,980
Purchases of available-for-sale investments	(112,590)	(116,650)
Net cash provided by (used in) investing activities	3,027	(21,486)

Cash flows from financing activities:
Proceeds from stock option exercises	1,724	12,921
Purchases of treasury stock	(14,871)	(52,289)
Dividend payments	(11,624)	(12,465)
Excess tax benefits from stock-based compensation arrangements	247	2,842
Net cash used in financing activities	(24,524)	(48,991)
Net increase (decrease) in cash and cash equivalents	43,288	(18,489)
Effect of exchange rate changes	625	403
Cash and cash equivalents, beginning of period	13,941	40,147
Cash and cash equivalents, end of period	$57,854	$22,061

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
INVESTOR SERVICES/ASSISTANCE:
Gayle Ellis, 256-963-8220